As filed with the Securities and Exchange Commission on August 6, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1589611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Gateway Centre Parkway, Richmond, Virginia 23235-5153

(Address of Principal Executive Offices) (Zip Code)

LANDAMERICA FINANCIAL GROUP, INC.

2000 STOCK INCENTIVE PLAN

(Full title of the plan)

Michelle H. Gluck, Esquire

Executive Vice President, General Counsel and Corporate Secretary

LandAmerica Financial Group, Inc.

101 Gateway Centre Parkway

Richmond, Virginia 23235-5153

(Name and address of agent for service)

(804) 267-8000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	600,000	$39.31	$23,586,000	$2,989
Rights to Purchase Series A Junior Participating Preferred Stock, no par value	(3)	—	—	(3)

(1)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)	Pursuant to Rule 457(h), the registration fee is based on the average of the high ($38.81) and low ($39.80) prices reported on the New York Stock Exchange on August 5, 2004.

(3)	The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with the shares of Common Stock of the Registrant. The value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

EXPLANATORY NOTE

LandAmerica Financial Group, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8, Registration No. 333-37996, on May 26, 2000 (the “Original Registration Statement”), registering 3,000,000 shares of its common stock, no par value (“Common Stock”), pursuant to the LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan (the “Plan”). The Registrant’s Board of Directors adopted, and on May 26, 2004 the Registrant’s shareholders approved, an amendment to the Plan (the “Amendment”) that included an increase in the number of shares of Common Stock currently reserved for issuance under the Plan from 3,000,000 to 3,600,000 (an increase of 600,000). This Registration Statement on Form S-8 is being filed with respect to the registration of the additional 600,000 shares of Common Stock authorized by the Amendment.

In accordance with Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Items 4, 6, 7 and 9 of Part II of the Original Registration Statement are hereby incorporated by reference into this Registration Statement. This Registration Statement on Form S-8 is being filed pursuant to Rule 462(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

(1)	the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2003;

(2)	the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on May 26, 2004 that have been incorporated by reference into the Form 10-K;

(3)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

(4)	the Registrant’s Current Reports on Form 8-K dated February 18, 2004 (announcing a Common Stock repurchase program), February 18, 2004 (disclosing amended and restated bylaws), May 4, 2004, May 5, 2004, June 4, 2004, June 18, 2004, June 22, 2004 and July 28, 2004 (announcing increase in quarterly dividend); and

(5)	the description of the Registrant’s Common Stock as set forth in Amendment No. 5 to Form 8-A, filed June 21, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable. Julious P. Smith, Jr., a principal in Williams Mullen, is a director of the Registrant and beneficially owned an aggregate of 8,200 shares of Common Stock as of August 3, 2004. Other attorneys employed by the firm beneficially owned an aggregate of approximately 980 shares of the Registrant’s Common Stock as of August 3, 2004.

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Item 8.	Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1	Articles of Incorporation, incorporated by reference to Exhibit 3A of the Registrant’s Form 10 Registration Statement, as amended, File No. 0-19408.

4.2	Articles of Amendment of the Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

4.3	Bylaws of LandAmerica Financial Group, Inc. (amended and restated February 18, 2004), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated February 23, 2004, File No. 1-13990.

4.4	Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

4.5	First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

4.6	Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

4.7	Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Registrant and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

4.8	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.7 of Amendment No. 3 to the Registrant’s Form 8-A Registration Statement, filed June 7, 1999, File No. 1-13990.

4.9	LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, as amended February 21, 2001, incorporated by reference to Exhibit 10.30 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-13990.

4.10	Amendment to LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan effective May 26, 2004, incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q, filed August 5, 2004, File No. 1-13990.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.*

24	Powers of Attorney (included on Signature Page).*

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 6th day of August, 2004.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Charles H. Foster, Jr.
Charles H. Foster, Jr. Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Wm. Chadwick Perrine and Holly H. Wenger, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles H. Foster, Jr. Charles H. Foster, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2004

/s/ Janet A. Alpert Janet A. Alpert	Vice Chairman and Director	August 6, 2004

Signature	Title	Date

/s/ Theodore L. Chandler, Jr. Theodore L. Chandler, Jr.	President, Chief Operating Officer and Director	August 6, 2004

/s/ G William Evans G. William Evans	Chief Financial Officer (Principal Financial Officer)	August 6, 2004

/s/ John R. Blanchard John R. Blanchard	Senior Vice President – Corporate Controller (Principal Accounting Officer)	August 6, 2004

/s/ Michael Dinkins Michael Dinkins	Director	August 6, 2004

/s/ John P. McCann John P. McCann	Director	August 6, 2004

/s/ Robert F. Norfleet, Jr. Robert F. Norfleet, Jr.	Director	August 6, 2004

Signature	Title	Date

/s/ Robert T. Skunda Robert T. Skunda	Director	August 6, 2004

/s/ Julious P. Smith, Jr. Julious P. Smith, Jr.	Director	August 6, 2004

/s/ Thomas G. Snead, Jr. Thomas G. Snead, Jr.	Director	August 6, 2004

/s/ Eugene P. Trani Eugene P. Trani	Director	August 6, 2004

/s/ Marshall B. Wishnack Marshall B. Wishnack	Director	August 6, 2004

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation, incorporated by reference to Exhibit 3A of the Registrant’s Form 10 Registration Statement, as amended, File No. 0-19408.

4.2	Articles of Amendment of the Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

4.3	Bylaws of LandAmerica Financial Group, Inc. (amended and restated February 18, 2004), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated February 23, 2004, File No. 1-13990.

4.4	Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

4.5	First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

4.6	Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

4.7	Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Registrant and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

4.8	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.7 of Amendment No. 3 to the Registrant’s Form 8-A Registration Statement, filed June 7, 1999, File No. 1-13990.

4.9	LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, as amended February 21, 2001, incorporated by reference to Exhibit 10.30 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-13990.

4.10	Amendment to LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan effective May 26, 2004, incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q, filed August 5, 2004, File No. 1-13990.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.*

24	Powers of Attorney (included on Signature Page).*

*	Filed herewith